EXHIBIT 23.2

McManus & Co., P.C., Certified Public Accountants
188 Speedwell Avenue, Morris Plains, NJ  07950
Tel: 973-285-0012  Fax: 973-285-0939
E-mail: McManusCPA@aol.com



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



On this seventeenth day of March 1999, we consent to the inclusion in this S-8 Registration Statement of our report dated November 30, 1998 on our audit of the financial statements of Eagle Wireless International, Inc. We also consent to the reference to our firm under the caption "Experts".



McManus & Co., P.C.
Certified Public Accountants
Morris Plains, New Jersey